Contact:   Caitlin Gursslin, Investor Relations, caitlin.gursslin@ni.com

National Instruments Reports Third Quarter Revenue of $289 Million
Company Continues to Focus on Managing Costs to Improve Operating Margins
Q3 2013 Highlights

•	Third quarter revenue of $289 million
•	Strong revenue growth in RF and CompactRIO products
•	Fully diluted GAAP EPS of $0.13 and fully diluted non-GAAP EPS of $0.19
•	EBITDA of $39 million or $0.31 per share

AUSTIN, Texas – Oct. 31, 2013 – National Instruments (Nasdaq: NATI) today announced Q3 revenue of $289 million, $9 million above the midpoint of its guidance range given July 29. In Q3 2013, National Instruments recognized $4 million in revenue from its largest customer, compared with $27 million recognized in Q3 2012. The company saw a 2 percent increase year-over-year in the value of total orders received in Q3. Breaking the orders down by size, the company’s orders under $20,000 grew 2 percent year-over-year; orders between $20,000 and $100,000 remained flat year-over-year; and orders above $100,000 increased 8 percent year-over-year. Excluding the company’s largest customer, total orders would have increased 8 percent year-over-year, and orders over $100,000 would have grown 48 percent year-over-year.

GAAP net income for Q3 was $16 million, with fully diluted earnings per share (EPS) of $0.13, and non-GAAP net income was $24 million, with non-GAAP fully diluted EPS of $0.19. The company’s non-GAAP EPS was $0.03 above the midpoint of its guidance range given on July 29. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $39 million, or $0.31 per share for Q3.

In Q3, GAAP gross margin increased to 74 percent and non-GAAP gross margin was 75 percent, up 240 basis points from Q2 2013 due primarily to a change in customer mix. Total GAAP operating expenses were relatively flat sequentially and were up 4 percent year-over-year. Total non-GAAP operating expenses were down approximately $1 million sequentially and were up 3 percent year-over-year.

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition accounting for deferred revenue, acquisition-related adjustments and acquisition-related transaction costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

“We are pleased with the continued success of our RF and CompactRIO products, which represent key focus areas for our business,” said Dr. James Truchard, NI co-founder, president and CEO. “As we saw at NIWeek, our customers continue to show strong interest in our strategic product platforms and graphical system design approach for solving the toughest engineering challenges.”

Geographic revenue in U.S. dollar terms for Q3 2013 compared to Q3 2012 was up 9 percent in the Americas, up 7 percent in Europe and up 24 percent in Emerging Markets. However, revenue declined 27 percent year-over-year in East Asia as the majority of revenue from the company’s largest customer is recognized in this region. In local currency terms, revenue was up 3 percent in Europe, up 28 percent in Emerging Markets and down 25 percent in East Asia.

As of Sept. 30, NI had $344 million in cash and short-term investments. The National Instruments Board of Directors approved a quarterly dividend of $0.14 per share on the company’s common stock payable on Dec. 3 to stockholders of record on Nov. 12.

Guidance for Q4 2013

“We believe NI was able to continue to gain market share in this challenging time for the industry,” said Alex Davern, NI COO and CFO. “We are pleased to be guiding to improved results in Q4 and we believe we have taken the actions necessary to deliver an improved operating performance next year.”

NI currently expects revenue for Q4 2013 to be between $291 million and $321 million. The midpoint of this revenue guidance represents a 6 percent sequential revenue increase, which is below the company’s normal historical average. While National Instruments currently expects to see relatively normal sequential order growth in Q4, the company intends to increase backlog in Q4 to better manage the mix of large orders in 2014. NI expects total non-GAAP operating expenses to be $181 million, plus or minus $2 million in Q4. The company expects fully diluted EPS to be in the range of $0.19 to $0.31 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.25 to $0.37.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three- and nine-month periods ending Sept. 30, 2013 and 2012, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP operating expenses and fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition accounting for deferred revenue, acquisition-related adjustments and acquisition-related transaction costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for the purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses the company’s EBITDA and EBITDA diluted EPS for the three- and nine-month periods ending Sept. 30, 2013 and 2012. The company also believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information and Availability of Presentation Materials

Interested parties can listen to the Q3 2013 conference call today, Oct. 31, at 4:00 p.m. CT at ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code # 71812919, shortly after the call through Nov. 5 at 3:00 p.m. CT, or by visiting the company’s website at ni.com/call. You may also view certain presentation materials that we may refer to on the conference call at ni.com/nati.

Forward-Looking Statements

This release contains “forward-looking statements,” including a focus on managing costs to improve operating margins, momentum at NIWeek, significant interest in NI’s strategic product platforms, guiding to improved results in Q4, the company’s belief it has taken the actions necessary to deliver an improved operating performance next year, expecting to see relatively normal sequential order growth in Q4, intent to increase backlog in Q4 to better manage mix of large orders, National Instruments’ Q4 guidance for revenue, non-GAAP operating expenses and GAAP and non-GAAP EPS. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, U.S. budget or debt issues, foreign exchange fluctuations, component shortages, delays in the release of new products, fluctuations in customer demand for NI products including orders from NI’s largest customer, fluctuations in average order size and customer mix, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, adjustments to acquisition earn-out accruals and the impact of NI’s recent and any future acquisitions. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the fiscal year ended Dec. 31, 2012; its Form 10-Q for the quarter ended June 30, 2013; and the other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

Since 1976, National Instruments (www.ni.com) has equipped engineers and scientists with tools that accelerate productivity, innovation and discovery. NI’s graphical system design approach to engineering provides an integrated software and hardware platform that speeds the development of any system needing measurement and control. The company’s long-term vision and focus on improving society through its technology supports the success of its customers, employees, suppliers and shareholders. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, emailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

CompactRIO, LabVIEW, National Instruments, NI, ni.com and NIWeek are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

###

National Instruments
Consolidated Balance Sheets
(in thousands)

	Sept. 30, 2013	Dec. 31,
	(unaudited)	2012
Assets
Current assets:
Cash and cash equivalents	$190,208	$161,996
Short-term investments	153,906	173,166
Accounts receivable, net	182,723	187,060
Inventories, net	178,904	169,990
Prepaid expenses and other current assets	66,412	48,009
Deferred income taxes, net	26,464	27,479
Total current assets	798,617	767,700

Property and equipment, net	262,966	249,721
Goodwill	147,319	147,258
Intangible assets, net	84,424	93,913
Other long-term assets	28,269	26,177
Total assets	$1,321,595	$1,284,769

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$54,582	$65,080
Accrued compensation	29,559	29,978
Deferred revenue – current	96,043	90,714
Accrued expenses and other liabilities	20,003	34,373
Other taxes payable	31,021	24,811
Total current liabilities	231,208	244,956

Deferred income taxes	45,046	47,630
Liability for uncertain tax positions	23,399	20,920
Deferred revenue – long-term	21,309	20,446
Other long-term liabilities	9,455	11,689
Total liabilities	330,417	345,641

Stockholders’ equity:
Preferred stock	-	-
Common stock	1,252	1,229
Additional paid-in capital	586,406	532,845
Retained earnings	400,798	404,210
Accumulated other comprehensive income	2,722	844
Total stockholders’ equity	991,178	939,128
Total liabilities and stockholders’ equity	$1,321,595	$1,284,769

National Instruments
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	(unaudited)		(unaudited)
	2013	2012	2013	2012
Net sales:
Product	$269,582	$267,894	$810,663	$776,208
Software maintenance	19,556	22,080	61,089	65,809
GSA accrual	-	-	-	1,349
Total net sales	289,138	289,974	871,752	843,366

Cost of sales:
Product	73,541	71,796	224,954	201,374
Software maintenance	1,665	1,698	4,307	4,319
Total cost of sales	75,206	73,494	229,261	205,693

Gross profit	213,932	216,480	642,491	637,673

Operating expenses:
Sales and marketing	111,253	109,213	337,884	320,021
Research and development	60,791	56,627	180,520	164,928
General and administrative	21,363	20,714	66,363	63,590
Acquisition-related adjustment	-	-	(1,316)	-
Total operating expenses	193,407	186,554	583,451	548,539

Operating income	20,525	29,926	59,040	89,134

Other income (expense):
Interest income	133	133	495	495
Net foreign exchange gain (loss)	456	(235)	(2,057)	(2,139)
Other income (loss), net	304	(899)	728	(644)

Income before taxes	21,418	28,925	58,206	86,846

Provision for income taxes	5,654	4,585	9,421	17,423

Net income	$15,764	$24,340	$48,785	$69,423

Basic earnings per share	$0.13	$0.20	$0.39	$0.57
Diluted earnings per share	$0.13	$0.20	$0.39	$0.57

Weighted average shares outstanding -
Basic	125,032	122,402	124,244	121,710
Diluted	125,608	123,074	125,221	122,726

Dividends declared per share	$0.14	$0.14	$0.42	$0.42

National Instruments
Consolidated Statements of Cash Flows
(in thousands)
	Nine Months Ended
	Sept. 30,
	(unaudited)
	2013	2012
Cash flow from operating activities:
Net income	$48,785	$69,423
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	50,897	41,029
Stock-based compensation	21,996	20,506
Tax (benefit) expense from deferred income taxes	(1,272)	3,626
Tax benefit from stock option plans	(2,185)	(2,353)
Changes in operating assets and liabilities:
Accounts receivable	4,789	(25,549)
Inventories	(8,358)	(23,278)
Prepaid expenses and other assets	(18,320)	(10,296)
Accounts payable	(10,636)	11,100
Deferred revenue	6,192	(2,271)
Taxes and other liabilities	2,834	8,325
Net cash provided by operating activities	94,722	90,262

Cash flow from investing activities:
Capital expenditures	(40,795)	(52,483)
Capitalization of internally developed software	(10,566)	(11,284)
Additions to other intangibles	(4,146)	(1,426)
Purchases of short-term investments	(16,039)	(48,718)
Sales and maturities of short-term investments	35,299	220,094
Net cash (used in) provided by investing activities	(36,247)	106,183

Cash flow from financing activities:
Proceeds from issuance of common stock	28,809	21,297
AWR earn-out payment	(9,016)	-
Dividends paid	(52,241)	(51,167)
Tax benefit from stock option plans	2,185	2,353
Net cash used in financing activities	(30,263)	(27,517)

Net change in cash and cash equivalents	28,212	168,928
Cash and cash equivalents at beginning of period	161,996	142,608
Cash and cash equivalents at end of period	$190,208	$311,536

National Instruments
Detail of GAAP Charges Related to Revenue, Stock-Based Compensation,
Amortization of Acquisition Intangibles and Acquisition-Related Transaction Costs
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2013	2012	2013	2012
Revenue
Acquisition-related deferred revenue	$-	$-	$-	$2,156
GSA accrual	-	-	-	(1,349)
Provision for income taxes	-	-	-	(282)
Total	$-	$-	$-	$525

Stock-Based Compensation
Cost of sales	$390	$436	$1,219	$1,289
Sales and marketing	2,908	2,994	8,907	8,579
Research and development	3,803	2,862	9,136	7,990
General and administrative	889	928	2,734	2,648
Provision for income taxes	(2,894)	(1,999)	(6,585)	(5,386)
Total	$5,096	$5,221	$15,411	$15,120

Amortization of Acquisition Intangibles
Cost of sales	$2,672	$2,165	$8,045	$6,761
Sales and marketing	490	448	1,506	1,343
Research and development	396	-	1,638	-
Other income, net	185	189	566	571
Provision for income taxes	(1,232)	(887)	(3,850)	(2,753)
Total	$2,511	$1,915	$7,905	$5,922

Acquisition-Related Transaction Costs
Cost of sales	$4	$-	$7	$32
Sales and marketing	146	190	406	429
Research and development	281	33	691	195
General and administrative	71	(18)	246	38
Acquisition-related adjustment	-	-	(1,316)	-
Provision for income taxes	(153)	(72)	(412)	(243)
Total	$349	$133	$(378)	$451

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2013	2012	2013	2012
Reconciliation of Net Sales to Non-GAAP Net Sales
Net sales, as reported	$289,138	$289,974	$871,752	$843,366
Acquisition-related deferred revenue	-	-	-	2,156
GSA accrual	-	-	-	(1,349)
Non-GAAP net sales	$289,138	$289,974	$871,752	$844,173

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$213,932	$216,480	$642,491	$637,673
Acquisition-related deferred revenue and GSA accrual	-	-	-	807
Stock-based compensation	390	436	1,219	1,289
Amortization of acquisition intangibles	2,672	2,165	8,045	6,761
Acquisition-related transaction costs	4	-	7	32
Non-GAAP gross profit	$216,998	$219,081	$651,762	$646,562
Non-GAAP gross margin	75%	76%	75%	77%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$193,407	$186,554	$583,451	$548,539
Stock-based compensation	(7,600)	(6,784)	(20,777)	(19,217)
Amortization of acquisition intangibles	(886)	(448)	(3,144)	(1,343)
Acquisition-related adjustment	-	-	1,316	-
Acquisition-related transaction costs	(498)	(205)	(1,343)	(662)
Non-GAAP operating expenses	$184,423	$179,117	$559,503	$527,317

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$20,525	$29,926	$59,040	$89,134
Acquisition-related deferred revenue and GSA accrual	-	-	-	807
Stock-based compensation	7,990	7,220	21,996	20,506
Amortization of acquisition intangibles	3,558	2,613	11,189	8,104
Acquisition-related adjustment	-	-	(1,316)	-
Acquisition-related transaction costs	502	205	1,350	694
Non-GAAP operating income	$32,575	$39,964	$92,259	$119,245
Non-GAAP operating margin	11%	14%	11%	14%

Reconciliation of Income Before Income Taxes to Non-GAAP Income Before Income Taxes
Income before income taxes, as reported	$21,418	$28,925	$58,206	$86,846
Acquisition-related deferred revenue and GSA accrual	-	-	-	807
Stock-based compensation	7,990	7,220	21,996	20,506
Amortization of acquisition intangibles	3,743	2,802	11,755	8,675
Acquisition-related adjustment	-	-	(1,316)	-
Acquisition-related transaction costs	502	205	1,350	694
Non-GAAP income before income taxes	$33,653	$39,152	$91,991	$117,528

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes
Provision for income taxes, as reported	$5,654	$4,585	$9,421	$17,423
Acquisition-related deferred revenue and GSA accrual	-	-	-	282
Stock-based compensation	2,894	1,999	6,585	5,386
Amortization of acquisition intangibles	1,232	887	3,850	2,753
Acquisition-related transaction costs	153	72	412	243
Non-GAAP provision for income taxes	$9,933	$7,543	$20,268	$26,087

National Instruments
Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Basic EPS and Diluted EPS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2013	2012	2013	2012
Net income, as reported	$15,764	$24,340	$48,785	$69,423
Adjustments to reconcile net income to non-GAAP net income:
Acquisition-related deferred revenue, net of tax effect	-	-	-	525
Stock-based compensation, net of tax effect	5,096	5,221	15,411	15,120
Amortization of acquisition intangibles, net of tax effect	2,511	1,915	7,905	5,922
Acquisition-related adjustment	-	-	(1,316)	-
Acquisition-related transaction costs, net of tax effect	349	133	938	451
Non-GAAP net income	$23,720	$31,609	$71,723	$91,441

Basic EPS, as reported	$0.13	$0.20	$0.39	$0.57
Adjustment to reconcile basic EPS to non-GAAP basic EPS:
Impact of acquisition-related deferred revenue, net of tax effect	-	-	-	0.01
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.13	0.12
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.06	0.05
Impact of acquisition-related adjustment	-	-	(0.01)	-
Impact of acquisition-related transaction costs, net of tax effect	-	-	0.01	-
Non-GAAP basic EPS	$0.19	$0.26	$0.58	$0.75

Diluted EPS, as reported	$0.13	$0.20	$0.39	$0.57
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of acquisition-related deferred revenue, net of tax effect	-	-	-	0.01
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.12	0.12
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.06	0.05
Impact of acquisition-related adjustment	-	-	(0.01)	-
Impact of acquisition-related transaction costs, net of tax effect	-	-	0.01	-
Non-GAAP diluted EPS	$0.19	$0.26	$0.57	$0.75

Weighted average shares outstanding -
Basic	125,032	122,402	124,244	121,710
Diluted	125,608	123,074	125,221	122,726

National Instruments
Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2013	2012	2013	2012
Net income, as reported	$15,764	$24,340	$48,785	$69,423
Adjustments to reconcile net income to EBITDA:
Interest income	(133)	(133)	(495)	(495)
Taxes	5,654	4,585	9,421	17,423
Depreciation and amortization	17,342	13,713	50,897	41,029
EBITDA	$38,627	$42,505	$108,608	$127,380

Diluted EPS, as reported	$0.13	$0.20	$0.39	$0.57
Adjustment to reconcile diluted EPS to EBITDA:
Interest income	-	-	-	-
Taxes	0.04	0.04	0.07	0.14
Depreciation and amortization	0.14	0.11	0.41	0.33
EBITDA diluted EPS	$0.31	$0.35	$0.87	$1.04

Weighted average shares outstanding - diluted	125,608	123,074	125,221	122,726

National Instruments
Net Revenue Excluding Its Largest Customer
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2013	2012	2013	2012
Net sales, as reported	$289	$290	$872	$844
Year-over-year change	0%		3%

Net sales from its largest customer	4	27	31	52
Net sales, excluding its largest customer	$285	$263	$841	$792
Year-over-year change	8%		6%

National Instruments
Reconciliation of GAAP to Non-GAAP Operating Expense Guidance
(in millions)
(unaudited)

	Three Months Ended
	Dec. 31, 2013
	Low	High
GAAP operating expense, guidance	$187	$191
Adjustment to reconcile operating expense to non-GAAP
Operating expense:
Impact of stock-based compensation	7	7
Impact of amortization of acquisition intangibles	1	1

Non-GAAP operating expense, guidance	$179	$183

National Instruments Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)

	Three Months Ended
	Dec. 31, 2013
	Low	High
GAAP fully diluted EPS, guidance	$0.19	$0.31
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02

Non-GAAP diluted EPS, guidance	$0.25	$0.37